UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2008

CHINA EDUCATION ALLIANCE, INC.
 (Exact name of registrant as specified in its charter)

North Carolina	000-52092	56-2012361
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

58 Heng Shan Road, Kun Lun Shopping Mall Harbin, People’s Republic of China	150090
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 86-451-8233-5794

Copies to:
Benjamin Tan, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32 Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Item 2.01 Item 8.01	Entry into a Material Definitive Agreement. Completion of Acquisition or Disposition of Assets. Other Events.
On December 23, 2008, China Education Alliance’s subsidiary, World Exchanges Inc (“WEI”) incorporated  a wholly-owned company, Beijing Wei Shi Yi Tong Education Technology Co., Inc. (“BJWSYT”).

WEI contributed US$ 100,000 towards the registered capital of BJWSYT, amounting to a total registered capital of US$100,000.  In return for its contribution, WEI now owns 100% equity interest in BJWSYT.

BJWSYT was incorporated on December 23, 2008 with a business term of 30 years.  The members of the board directors of BJWSYT comprise Mr. Xiqun Yu as the chairman, Mr. Yuli Guo and Ms. Xuxin Dong.  Mr. Xiqun Yu is the legal representative of BJWSYT.  BJWSYT will be involved in the English language training business, in particular, in running the World Exchanges College of Language in the People’s Republic of China.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA EDUCATION ALLIANCE, INC.

Dated: March 12, 2009	By:	/s/ Susan Liu
	Name:	Susan Liu
	Title:	Chief Financial Officer